Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2000 (with respect to Note 11, March 7, 2000), on our audits of the consolidated financial statements and schedules of NCT Group, Inc. as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999, included in the Company's Annual Report on Form 10-K.


/s/ RICHARD A. EISNER & COMPANY, LLP
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RICHARD A. EISNER & COMPANY, LLP


New York, New York
October 13, 2000